Exhibit 99.1

FOR IMMEDIATE RELEASE

Pamela M. Murphy

Vice President, Investor Relations/Corporate Communications

302/498-6944

Incyte Reports Third Quarter 2009 Financial Results and

Provides Update on Drug Development Programs

Conference Call Scheduled Today at 8:30 a.m. ET

WILMINGTON, DE — November 5, 2009 - Incyte Corporation (Nasdaq:INCY) today reported third quarter 2009 financial results and provided an update on its lead programs.

Paul A. Friedman, M.D., Incyte’s President and Chief Executive Officer, stated, “We recently raised over $500 million in our common stock and senior convertible notes offerings, which we intend to use to complete the Phase III program for our lead JAK1/2 inhibitor, INCB18424, for myelofibrosis, advance our pipeline, and reduce our existing convertible notes that are due in 2011.  Thus far, we have retired over $212 million of the $400 million outstanding principal balance.”

Dr. Friedman added, “Other key accomplishments during the last few months included the announcement of positive Phase IIb results for topical INCB18424 for psoriasis and notification that INCB18424 will be the subject of three oral presentations at the upcoming American Society of Hematology Annual Meeting in December.”

Below is a summary of recent developments for our most advanced product candidates:

Janus Kinase (JAK) Inhibitor Program

INCB18424: (oral formulation) Myelofibrosis, Polycythemia Vera and Essential Thrombocythemia

•                  Continued patient enrollment of the Phase III registration trials, COMFORT-I and COMFORT- II.  COMFORT-I is scheduled to enroll

240 patients and includes over 90 clinical sites in the U.S., Canada and Australia.  COMFORT-II is scheduled to enroll 150 patients at approximately 70 clinical sites in Europe.

•                  Notification from the U.S. Food & Drug Administration that the INCB18424 development program for myelofibrosis has been granted Fast Track designation.

•                  Notification that INCB18424 will be the subject of three oral presentations at the 2009 American Society of Hematology Annual Meeting in December that will describe results from:

•                  the ongoing Phase II trial in patients with myelofibrosis;

•                  the Phase II trial in patients with advanced polycythemia vera and essential thrombocythemia refractory to hydroxyurea; and

•                  an exploratory Investigator initiated Phase II trial in patients with relapsed or refractory hematological malignancies.

INCB18424: (topical formulation) Psoriasis and Other Inflammatory Conditions of the Skin

•                  Announced positive top-line results from a multi-center three-month Phase IIb trial comparing three once-daily doses of topical INCB18424 to vehicle in 200 patients with mild-to-moderate psoriasis.  In this trial:

•                  Patients treated with INCB18424 had a statistically significant improvement over placebo in the reduction in total lesion score (erythema + scaling + thickness), which was the primary efficacy endpoint of the trial.

•                  Statistical significance was also achieved for the secondary endpoints: the Physician Global Assessment score and the Psoriasis Area and Severity Index score.

•                  INCB18424 was well tolerated at all doses and no clinically significant effects were noted in hematology or other laboratory parameters.

INCB28050: Oral Compound for Rheumatoid Arthritis and Other Inflammatory Conditions

•                  Continued patient enrollment in a six-month double-blind placebo-controlled dose-ranging Phase II trial that is scheduled to include 100 patients with active rheumatoid arthritis who have had an inadequate response to currently available disease modifying therapies.

11beta-HSD1 Inhibitor Program

•                  Presented positive clinical results from a 3-month placebo-controlled, dose-ranging Phase IIb trial involving over 300 patients with type 2 diabetes at the European Academy for the Study of Diabetes (EASD) annual meeting.  These results were initially presented at the American Diabetes Association annual meeting in June and demonstrated that treatment with once-daily doses of INCB13739 significantly improved glycemic control and total-cholesterol levels. The recent EASD oral presentation included a subgroup analysis of cholesterol and triglycerides in hyperlipidemic subjects, and a description of body weight changes, both of which were improved in INCB13739 treated patients.

Sheddase Inhibitor Program

•                  Continued enrollment of a Phase II trial of INCB7839 in combination with Herceptin® in breast cancer patients.  Results from this trial will be presented at the San Antonio Breast Cancer Symposium in December 2009.

Third Quarter 2009 Financial Results

Cash Position

On September 30, 2009 Incyte announced the completion of its private placement of $400.0 million aggregate principal amount of 4.75% Convertible Senior Notes due 2015, resulting in net proceeds of $388.0 million, and the completion of a follow on equity financing of 20.7 million shares, resulting in net proceeds of $132.7 million. As of September 30, 2009, the Company used $183.8 million to retire $86.3 million principal amount of the 3 1/2% Convertible Senior Notes due 2011 and $99.9 million principal amount of the 3 1/2% Convertible Subordinated Notes due 2011.  As of November 4, 2009, the Company retired an additional $26.1 million principal amount of the 3 1/2% Convertible Subordinated Notes due 2011.

As of September 30, 2009, cash, short-term and long-term marketable securities totaled $395.2 million, excluding $56.2 million in restricted cash for an escrow account reserved for the first 3 years of interest payments on the 4.75% Convertible Senior Notes due 2015, compared to $217.8 million as of December 31, 2008.

Excluding the proceeds from its follow on equity offering and its private placement of the 4.75% Convertible Senior Notes due 2015, repurchases of a portion of the 3 1/2% Convertible Senior Notes and 3 1/2% Convertible Subordinated Notes, and funding of the interest escrow, the Company used $103.3 million in cash and marketable securities in the nine months ended

September 30, 2009. The cash use guidance of $122 to $128 million for 2009 remains unchanged.

Revenues

Total revenues for the quarter ended September 30, 2009 were $0.9 million as compared to $1.1 million for the same period in 2008. Total revenues for the nine months ended September 30, 2009 were $2.4 million, as compared to $3.0 million for the same period in 2008.

Net Loss

The net loss for the quarter ended September 30, 2009 was $43.4 million, or $0.44 per share, as compared to $44.8 million, or $0.48 per share, for the same period in 2008.  Included in the net loss for the quarter ended September 30, 2009 were the following:

•                  $5.4 million of non-cash expense, or $0.05 per share, related to a loss on retirement of a portion of the 3 1/2% Convertible Senior Notes due 2011 and 3 1/2% Convertible Subordinated Notes due 2011; and

•                  $2.2 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options.

Included in net loss for the quarter ended September 30, 2008 was $3.9 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options.

The net loss for the nine months ended September 30, 2009 was $123.4 million, or $1.26 per share, as compared to $130.5 million or $1.50 per share, for the same period in 2008. Included in the net loss for the nine months ended September 30, 2009 were the following:

•                  $5.4 million of non-cash expense, or $0.05 per share, related to a loss on retirement of a portion of the 3 1/2% Convertible Senior Notes due 2011 and 3 1/2% Convertible Subordinated Notes due 2011; and

•                  $8.1 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options.

Included in net loss for the nine months ended September 30, 2008 was $11.1 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options.

Operating Expenses

Research and development expenses for the quarter ended September 30, 2009 were $26.5 million, as compared to $36.9 million for the same period last year. Research and development expenses for the nine months ended September 30, 2009 were $85.2 million, as compared to $108.0 million for the same period last year. The decrease in research and development expenses was due to prioritization of its pipeline to focus on products the Company believes have a greater likelihood of creating near-term value. The Company expects its research and development expenses to vary from quarter to quarter, primarily due to the timing of its clinical development activities.

Included in research and development expenses for the quarter and the nine months ended September 30, 2009 were $1.5 million and $5.8 million, respectively, of non-cash expense related to the impact of expensing share-based payments, including employee stock options, as compared to $2.8 million and $8.1 million, respectively, for the same periods in 2008.

Selling, general and administrative expenses for the quarter and the nine months ended September 30, 2009 were $4.8 million and $13.7 million, respectively, as compared to $4.0 million and $12.5 million, respectively, for the same periods in 2008. Increased selling, general and administrative expenses for the quarter and nine months ended September 30, 2009 reflected the Company’s initial sales and marketing preparations for the potential commercialization of INCB18424 for myeloproliferative disorders. Also included in selling, general and administrative expenses for the quarter and the nine months ended September 30, 2009 were $0.7 million and $2.3 million, respectively, of non-cash expense related to the impact of expensing share-based payments, including employee stock options, as compared to $1.1 million and $3.0 million, respectively, for the same periods in 2008.

Interest Income (Expense)

Interest income for the quarter and the nine months ended September 30, 2009 was $0.2 million and $1.0 million, respectively, as compared to $1.3 million and $4.7 million, respectively, for the same periods in 2008. The decrease was due to a lower average cash balance and a lower yield for the three and nine months ended September 30, 2009 as compared to the corresponding periods in 2008. Included in interest and other income (expense), net for the nine months ended September 30, 2009 was a $1.3 million non-cash other-than-temporary impairment charge.

Interest expense for the quarter and the nine months ended September 30, 2009 was $6.5 million and $19.3 million, respectively, as compared to $6.3 million and $18.6 million, respectively, for the same periods in 2008. Included in interest expense for the quarter and the nine months ended September 30, 2009, was $2.4 million and $7.1 million, respectively, of non-cash charges to amortize the original issue discount of the Company’s 3 1/2% Convertible Senior Notes as compared to $2.2 million and $6.5 million, respectively, for the same periods in 2008.

As a result of the completion of its 4.75% Convertible Senior Notes offering, the Company is increasing its 2009 interest expense guidance from $26 million to $33 million.  This is due to the following:

•                  $5.3 million of non-cash amortization of debt discount of the 4.75% Convertible Senior Notes, which relates to the embedded derivative liability of $148.1 million on these notes.

•                  $4.8 million of interest expense resulting from the issuance of the 4.75% Convertible Senior Notes.

•                  $1.9 million reduction of interest expense as a result of the retirement of $212.3 million principal amount of existing indebtedness.

•                  $1.2 million reduction of non-cash amortization expense of original issue discount as a result of the retirement of $86.3 million principal amount of  3 1/2% Convertible Senior Notes.

•                  In addition, until the Company’s stockholders approve an increase in the number of authorized shares of common stock, the Company will record mark-to-market adjustments in the value of the embedded derivative liability relating to its 4.75% Convertible Senior Notes.  These adjustments could result in a significant non-cash gain or charge.  A special meeting of stockholders to approve an increase in the Company’s authorized common stock will be held on November 24, 2009.

Conference Call Information

Incyte will hold its third quarter 2009 financial results conference call this morning at 8:30 a.m. ET Thursday, November 5th, 2009.  To access the conference call, please dial 877-407-8037 for domestic callers or 201-689-8037 for international callers.  When prompted, provide the passcode, which is 335579.

If you are unable to participate, a replay of the conference call will be available for thirty days.  The replay dial-in number for the U.S. is 877-660-6853 and dial-in number for international callers is 201-612-7415.  To access the replay you will need the conference account number 278 and the ID number 335579.

The conference call will also be webcast live on CCBN and can be accessed at www.incyte.com under Investor Relations, Events and Webcasts.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs for oncology, inflammation and diabetes.  Incyte’s most advanced compound, INCB18424, is in Phase III development for myelofibrosis.  For additional information on Incyte, visit the Company’s web site at www.incyte.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to our intent to use our cash proceeds to advance our pipeline, complete the Phase III program for our lead

JAK1/2 inhibitor, INCB18424, for myelofibrosis, and reduce our existing convertible notes that are due in 2011, the expected number of clinical sites and patients for COMFORT-I and the expected number of patients and clinical sites for COMFORT-II, the expected number of patients in our Phase II program for INCB28050, our JAK1/JAK2 inhibitor compound for rheumatoid arthritis patients and other inflammatory conditions, the expected presentation of results from our sheddase inhibitor program for breast cancer in December, financial guidance about expected cash use and interest expense, and expectations regarding variations in our quarterly research and development expenses, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the high degree of risk associated with drug development and clinical trials, the uncertainty and potential problems that may arise in the regulatory approval processes, uncertainty regarding the timing of patient enrollment in the COMFORT-I and COMFORT-II clinical trials, Incyte’s ability to enroll a sufficient number of patients for the COMFORT-I and COMFORT-II clinical trials in a timely manner or at all, unanticipated developments in the efficacy or safety of our compounds in clinical trials, results of further research and development, the impact of competition and of technological advances and the ability of Incyte to compete against parties with greater financial or other resources, Incyte’s ability to enroll a sufficient number of patients for its clinical trials, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  Financial guidance regarding cash use excludes any effects of strategic collaboration or capital market activities, including activities with respect to outstanding convertible notes.  Incyte disclaims any intent or obligation to update these forward-looking statements.

INCYTE CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Contract revenues	$—	$15	$—	$659
License and royalty revenues	939	1,046	2,399	2,322

Total revenues	939	1,061	2,399	2,981

Costs and expenses:
Research and development	26,535	36,949	85,159	108,036
Selling, general and administrative	4,841	4,005	13,747	12,462
Other expenses	1,126	(100)	2,040	(895)

Total costs and expenses	32,502	40,854	100,946	119,603

Loss from operations	(31,563)	(39,793)	(98,547)	(116,622)
Interest and other income (expense), net	105	1,253	(263)	4,746
Interest expense	(6,531)	(6,254)	(19,250)	(18,639)
Loss on debt repurchases	(5,368)	—	(5,368)	—

Net loss	$(43,357)	$(44,794)	$(123,428)	$(130,515)

Basic and diluted net loss per share	$(0.44)	$(0.48)	$(1.26)	$(1.50)

Shares used in computing basic and diluted net loss per share	98,030	92,385	97,671	87,286

INCYTE CORPORATION

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30, 2009	December 31, 2008
Cash, cash equivalents, and short-term and long-term marketable securities	$395,159	$217,783
Total assets	472,816	232,388
Convertible senior notes(1)	311,503	130,969
Convertible subordinated notes	165,916	265,198
Total stockholders’ deficit	(199,356)	(220,750)

(1) Net of unamortized debt discount of $154.0 million and $20.8 million at September 30, 2009 and December 31, 2008, respectively.